Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces
Fourth Quarter and Year End 2014 Results and a
New Stock Repurchase Program

New York, NY, February 25, 2015......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2014.

Consolidated net sales for the fourth quarter of 2014 were $218.1 million, compared to consolidated net sales of $218.7 million during the comparable quarter in 2013. Earnings from continuing operations for the fourth quarter of 2014 were $11.5 million or 50 cents per diluted share, compared to $9.4 million or 40 cents per diluted share in the fourth quarter of 2013. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2014 were $11.4 million or 49 cents, compared to $9.7 million or 42 cents per diluted share in the fourth quarter of 2013.

37-18 Northern Blvd., Long Island City, NY 11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2014 were $980.4 million, compared to consolidated net sales of $983.7 million in 2013. Earnings from continuing operations for 2014 were $52.9 million or $2.28 per diluted share, compared to $53 million or $2.28 per diluted share in 2013. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for 2014 and 2013 were $58.7 million or $2.52 per diluted share and $54.1 million or $2.32 per diluted share, respectively.

Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased with our fourth quarter results. To begin with, our sales equaled a very strong quarter from a year ago. Engine Management, for example, had a 14% increase in the fourth quarter of 2013, above our normal growth pattern, and we matched the same sales figure this year. At the same time, we had improvements in gross margin and operating profit, leading to a 16.7% increase in diluted earnings per share, excluding special items, for the quarter, from 42 cents to 49 cents.

“For the full year, despite disappointing sales, we achieved an 8.6% increase in diluted earnings per share, excluding special items. Sales were slightly below 2013, and below our forecast of low to mid-single digit annual growth. A major contributing factor was the second cool summer in a row, which led to lower Temperature Control volume. However, as a result of continued improvement in manufacturing, purchasing, and expense control, our diluted earnings per share, excluding special items, increased from $2.32 to $2.52, which is an all-time record for our company.

“We made three acquisitions early in 2014—Pensacola Fuel Injectors, a rebuilder of diesel fuel injectors; Annex Manufacturing, an importer and distributor of Temperature Control products; and the creation of a 50/50 joint venture with Gwo Yng, a leading Chinese manufacturer of Temperature Control products. All three are now fully integrated into our company, and we look forward to achieving additional benefits in 2015.

“Several weeks ago, we announced the appointment of Eric Sills as President of the Company. His previous position was Vice President Global Operations, where he was responsible for all manufacturing, distribution, engineering, and supply chain management, both in the U.S. and worldwide. We are confident that Eric’s skill, experience, and knowledge of the industry makes him an ideal candidate to help lead the company into the future.

“Finally, on February 2, we announced an increase in our quarterly dividend from 13 cents to 15 cents, reflecting our confidence in the Company’s future. We are pleased that we can continue to return value to our shareholders.”

The Board of Directors has authorized the purchase of up to an additional $10 million of its common stock under a stock repurchase program. This increase is in addition to the completed $10 million repurchase program authorized by the Board in February 2014. Stock will be purchased from time to time, in the open market or through private transactions, as market conditions warrant. The Company intends to fund the stock repurchase program through its revolving credit facility. The stock repurchase program may be suspended or discontinued at any time. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes, including funding existing equity compensation plans.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, February 25, 2015. The dial-in number is 877-876-9176 (domestic) or 785-424-1667 (international). The playback number is 800-839-3735 (domestic) or 402-220-2977 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
NET SALES	$218,054	$218,708	$980,392	$983,704

COST OF SALES	150,960	151,959	690,762	693,250

GROSS PROFIT	67,094	66,749	289,630	290,454

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	48,273	50,443	193,525	201,256
LITIGATION CHARGE	-	-	10,650	-
RESTRUCTURING AND INTEGRATION EXPENSES	128	826	1,197	3,357
OTHER INCOME , NET	279	256	1,080	1,022

OPERATING INCOME	18,972	15,736	85,338	86,863

OTHER NON-OPERATING INCOME (EXPENSE), NET	(908)	28	(1,969)	1

INTEREST EXPENSE	411	281	1,616	1,902

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	17,653	15,483	81,753	84,962

PROVISION FOR INCOME TAXES	6,136	6,092	28,854	31,919

EARNINGS FROM CONTINUING OPERATIONS	11,517	9,391	52,899	53,043

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(419)	(455)	(9,870)	(1,593)

NET EARNINGS	$11,098	$8,936	$43,029	$51,450

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.50	$0.41	$2.31	$2.31
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.43)	(0.07)
NET EARNINGS PER COMMON SHARE - BASIC	$0.48	$0.39	$1.88	$2.24

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.50	$0.40	$2.28	$2.28
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.43)	(0.07)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.48	$0.38	$1.85	$2.21

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,892,645	23,061,533	22,899,516	22,974,690
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,256,486	23,366,587	23,239,925	23,270,067

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	DECEMBER 31,				DECEMBER 31,
	2014		2013		2014		2013
	(unaudited)				(unaudited)
Revenues
Engine Management	$175,875		$175,747		$709,263		$711,245
Temperature Control	39,742		38,309		259,065		262,537
All Other	2,437		4,652		12,064		9,922
	$218,054		$218,708		$980,392		$983,704

Gross Margin
Engine Management	$56,001	31.8%	$55,546	31.6%	$220,145	31.0%	$218,294	30.7%
Temperature Control	7,403	18.6%	6,326	16.5%	55,838	21.6%	58,150	22.1%
All Other	3,690		4,877		13,647		14,010
	$67,094	30.8%	$66,749	30.5%	$289,630	29.5%	$290,454	29.5%

Selling, General & Administrative
Engine Management	$29,474	16.8%	$31,273	17.8%	$115,330	16.3%	$121,578	17.1%
Temperature Control	10,817	27.2%	10,078	26.3%	49,174	19.0%	47,845	18.2%
All Other	7,982		9,092		29,021		31,833
	$48,273	22.1%	$50,443	23.1%	$193,525	19.7%	$201,256	20.5%

Operating Income
Engine Management	$26,527	15.1%	$24,273	13.8%	$104,815	14.8%	$96,716	13.6%
Temperature Control	(3,414)	-8.6%	(3,752)	-9.8%	6,664	2.6%	10,305	3.9%
All Other	(4,292)		(4,215)		(15,374)		(17,823)
	18,821	8.6%	16,306	7.5%	96,105	9.8%	89,198	9.1%
Litigation Charge	-		-		(10,650)	-1.1%	-
Restructuring & Integration	(128)	-0.1%	(826)	-0.4%	(1,197)	-0.1%	(3,357)	-0.3%
Other Income, Net	279	0.1%	256	0.1%	1,080	0.1%	1,022	0.1%
	$18,972	8.7%	$15,736	7.2%	$85,338	8.7%	$86,863	8.8%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$11,517	$9,391	$52,899	$53,043

LITIGATION CHARGE (NET OF TAX)	-	-	6,390	-
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	76	495	718	2,014
REVERSAL OF LT TAX LIABILITY	-	-	(350)	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(361)	(374)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(629)	(629)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$11,436	$9,729	$58,667	$54,054

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.50	$0.40	$2.28	$2.28

LITIGATION CHARGE (NET OF TAX)	-	-	0.28	-
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	0.02	0.03	0.09
REVERSAL OF LT TAX LIABILITY	-	-	(0.02)	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.02)	(0.02)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	-	(0.03)	(0.03)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.49	$0.42	$2.52	$2.32

OPERATING INCOME

GAAP OPERATING INCOME	$18,972	$15,736	$85,338	$86,863

LITIGATION CHARGE	-	-	10,650	-
RESTRUCTURING AND INTEGRATION EXPENSES	128	826	1,197	3,357
OTHER INCOME, NET	(279)	(256)	(1,080)	(1,022)

NON-GAAP OPERATING INCOME	$18,821	$16,306	$96,105	$89,198

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AND OPERATING INCOME BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2014	2013
	(Unaudited)

ASSETS

CASH	$13,728	$5,559

ACCOUNTS RECEIVABLE, GROSS	132,893	132,170
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,369	6,969
ACCOUNTS RECEIVABLE, NET	126,524	125,201

INVENTORIES	278,051	269,447
OTHER CURRENT ASSETS	47,730	45,870

TOTAL CURRENT ASSETS	466,033	446,077

PROPERTY, PLANT AND EQUIPMENT, NET	64,611	63,646
GOODWILL AND OTHER INTANGIBLES, NET	89,377	72,866
OTHER ASSETS	53,530	32,934

TOTAL ASSETS	$673,551	$615,523

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$56,558	$21,406
CURRENT PORTION OF LONG TERM DEBT	175	59
ACCOUNTS PAYABLE	70,674	71,469
ACCRUED CUSTOMER RETURNS	30,621	31,464
OTHER CURRENT LIABILITIES	92,801	95,918

TOTAL CURRENT LIABILITIES	250,829	220,316

LONG-TERM DEBT	83	16
ACCRUED ASBESTOS LIABILITIES	33,462	23,919
OTHER LIABILITIES	15,024	21,840

TOTAL LIABILITIES	299,398	266,091

TOTAL STOCKHOLDERS' EQUITY	374,153	349,432

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$673,551	$615,523

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2014	2013
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$43,029	$51,450
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	17,295	17,595
OTHER	13,148	12,773
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	1,755	(27,278)
INVENTORY	(6,712)	(6,094)
ACCOUNTS PAYABLE	(4,329)	12,497
OTHER	(17,199)	(3,327)
NET CASH PROVIDED BY OPERATING ACTIVTIES	46,987	57,616

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(13,904)	(11,410)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(37,726)	(12,760)
OTHER INVESTING ACTIVITIES	430	(592)
NET CASH USED IN INVESTING ACTIVITIES	(51,200)	(24,762)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	35,334	(19,166)
PURCHASE OF TREASURY STOCK	(10,000)	(6,864)
DIVIDENDS PAID	(11,905)	(10,107)
OTHER FINANCING ACTIVITIES	1,887	(3,158)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	15,316	(39,295)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,934)	(1,074)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,169	(7,515)
CASH AND CASH EQUIVALENTS at beginning of year	5,559	13,074
CASH AND CASH EQUIVALENTS at end of year	$13,728	$5,559